MOORE STEPHENS

ELLIS FOSTER LTD.

 CHARTERED ACCOUNTANTS

1650 West 1st Avenue

Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916

Website:   www.ellisfoster.com

August 15, 2005

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC

USA  20549

Dear Sir and/or Madam:

Re:  Trend Technology Corporation

We have read the statements made by Trend Technology Corporation (the “Company”), which we understand will be filed with the Commission, pursuant to item 4 of Form 8-K, as amended, as part of the Company's Form 8-K/A report dated August 15, 2005 and are in agreement with the statements concerning our Firm in such Form 8-K/A.

We also have no basis to agree or disagree with the Company's statements regarding Ernst & Young LLP.

Yours truly,

MOORE STEPHENS ELLIS FOSTER LTD.

/s/Moore Stephens Ellis Foster Ltd.

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